EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is annexed as Exhibit A, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  February 16, 2016

BFAM PARTNERS (CAYMAN) LIMITED

By:	/s/ Mark Fagan
Name:	Mark Fagan
Title:	Director

BFAM PARTNERS (HONG KONG) LIMITED

By:	/s/ James Singh
Name:	James Singh
Title:	Director

BFAM ASIAN OPPORTUNITIES MASTER FUND, L.P.

By BFAM Asian Opportunities Master GP Limited, its general partner

By:	/s/ Gary Linford
Name:	Gary Linford
Title:	Director

BFAM ASIAN OPPORTUNITIES MASTER GP LIMITED

By:	/s/ Gary Linford
Name:	Gary Linford
Title:	Director

/s/ Benjamin Fuchs
Benjamin Fuchs